UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2015

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2015, the Federal Home Loan Bank of Des Moines (the "Bank") issued a member announcement of action by its Board of Directors (the "Board") to declare a third quarter 2015 cash dividend for both the average activity-based capital stock and average membership capital stock outstanding during the quarter. The dividend approved for activity-based capital stock was at an annualized rate of 3.50 percent. The dividend approved for membership capital stock was at an annualized rate of 0.50 percent. The effective combined annualized dividend rate for the Bank on both subclasses of capital stock outstanding was 2.75 percent. A copy of the member announcement is attached as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2015, the Board declared certain individuals elected in the Bank's 2015 election of directors (the “2015 Director Election”) with each term to commence January 1, 2016. The Board is comprised of member directors and independent directors who are elected by the Bank's members, as discussed under "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2015 (the “2014 Annual Report”).

After reviewing the results of the 2015 Director Election, the Board declared the following individuals elected as member directors:

Chris D. Grimm, president and chief executive officer of BANK in Wapello, Iowa. Mr. Grimm was re-elected to fill a member directorship designated for the State of Iowa for a four-year term ending December 31, 2019. Mr. Grimm has served on the Board since 2010. Mr. Grimm currently is the vice chair of the Mission, Member & Housing Committee, and sits on the Executive and Governance Committee and the Audit Committee.

Teresa J. Keegan, senior vice president and chief financial officer of Fidelity Bank in Edina, Minnesota. Ms. Keegan was re-elected to fill a member directorship designated for the State of Minnesota for a four-year term ending December 31, 2019. Ms. Keegan has served on the Board since 2012. Ms. Keegan currently sits on the Finance and Planning Committee and Business Operations and Technology Committee.

Michael J. Blodnick, chief executive officer of Glacier Bank in Kalispell, Montana. Mr. Blodnick was re-elected to fill a member directorship designated for the state of Montana, and was elected for a four-year term ending December 31, 2019. Mr. Blodnick was first elected as a director of the Federal Home Loan Bank of Seattle (the "Seattle Bank"), which merged with the Bank effective May 31, 2015, in March 2015. Mr. Blodnick currently sits on the Audit Committee and the Risk Committee.

In addition, after reviewing the results of the 2015 Director Election, the Board declared the following individuals elected as independent directors:

Ellen Z. Lamale, West Des Moines, Iowa. Ms. Lamale was re-elected to fill an independent directorship for a four-year term ending December 31, 2019. Ms. Lamale has served on the Board since 2010. Ms. Lamale currently sits on the Executive and Governance Committee and Human Resources and Compensation Committee and is chair of the Risk Committee.

Michael W. McGowan, chief executive officer of DCM Limited, Missoula, Montana. Mr. McGowan was re-elected to fill an independent directorship for a four-year term ending December 31, 2019. Mr. McGowan was first appointed to serve as a director of the Seattle Bank in 2007 and 2008, and was later elected to a four-year term on the Seattle Bank board beginning on January 1, 2012. Mr. McGowan currently sits on the Finance and Planning Committee and Business Operations and Technology Committee.

John H. Robinson, chair of Hamilton Ventures LLC, Kansas City, Missouri. Mr. Robinson was re-elected to fill an independent directorship for a four-year term ending December 31, 2019. Mr. Robinson has served on the Board since 2007. Mr. Robinson is currently the chair of the Human Resources and Compensation Committee and sits on the Mission, Member & Housing Committee and Executive and Governance Committee.

Marianne M. Emerson, Bellevue, Washington. Ms. Emerson was re-elected to fill a public interest directorship for a four-year term ending December 31, 2019. Ms. Emerson was first elected as a director of the Seattle Bank in 2008. Ms. Emerson currently sits on the Business Operations and Technology Committee and the Mission, Member & Housing Committee.

The 2016 Board committees on which the above individuals will be named to serve have not yet been determined as of the date of this filing.

The 2015 Director Election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (the "Bank Act") and the related Finance Agency regulations. For a description of the Bank's director election process, see "Item 10 - Directors, Executive Officers, and Corporate Governance" of the Bank's 2014 Annual Report.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services — in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see "Item 13 - Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2014 Annual Report.

In addition, the Board of Directors adopted the 2016 Director Fee Policy, which was approved by the Board on September 24, 2015, and received Finance Agency non-objection on October 30, 2015. The annual fees are as follows:

Title	2016 Annual Fee
Chair of Board of Directors:	$125,000
Vice Chair of Board of Directors:	$115,000
Chair of Audit Committee:	$110,000
Chairs of all other Board Committees:	$105,000
All other Directors:	$95,000

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2015, the Bank tallied the preliminary voting results for the 2015 Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the director election results attached as Exhibit 99.2 to this Current Report, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 12, 2015, the Bank issued announcements to its members concerning the results of the 2015 Director Election as well as the information described under Item 2.02 of this Current Report. The announcements are attached as Exhibits 99.1 and Exhibit 99.2 to this Current Report. The information set forth under Items 2.02, 5.02 and 5.07 is also furnished pursuant to this Item 7.01.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1         Member Announcement, dated November 12, 2015, issued by the Bank.
Exhibit Number 99.2        Director Election Results, dated November 12, 2015, issued by the Bank.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

November 12, 2015	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement
99.2	Director Election Results